UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 10, 2013
(Date of Report - date of earliest event reported)

EQUAL ENERGY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34759 (Commission File Number)	[TO COME] (I.R.S. Employer Identification No.)

2600, 500 - 4th Avenue S.W. Calgary, Alberta Canada (Address of Principal Executive Offices)		T2P 2V6 (Zip Code)

(403) 263-0262
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 10, 2013, Equal Energy Ltd (the “Company”) changed its principal independent accountant from KPMG LLP, the Canadian member firm affiliated with KPMG International (“KPMG Canada”), to KPMG LLP, the United States member firm affiliated with KPMG International (“KPMG USA”).  This change constituted the dismissal of KPMG Canada and the engagement of KPMG USA.  The decision to change accountants was approved by the audit committee of the Board of Directors of the Company.

KPMG Canada’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and KPMG Canada have not, during the Company’s two most recent fiscal years or the subsequent period through April 10, 2013, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Canada, would have caused KPMG Canada to make reference to the matter in its reports on the Company’s financial statements; and there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested KPMG Canada to furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG Canada agrees with the statements in this Form 8-K. A copy of such letter dated April 10, 2013 is filed as Exhibit 16.1 to this Form 8-K.

At no time during the Company’s two most recent fiscal years or the subsequent period through April 10, 2013 did the Company consult with KPMG USA regarding accounting or disclosure requirements related to any of the matters specified in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

16.1	Letter from KPMG Canada dated April 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      April 10, 2013

EQUAL ENERGY LTD.

By:	/s/ Dell Chapman_______________
Name: Dell Chapman Title: SVP Finance & Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

16.1	Letter from KPMG Canada dated April 10, 2013